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                                                                   EXHIBIT 23(c)


                               BAYLOR AND BACKUS
                          CERTIFIED PUBLIC ACCOUNTANTS
                             2112 NORTH ROAN STREET
                     FIRST TENNESSEE BUILDING, SUITE 801
                                 P. O. BOX 1736
                            JOHNSON CITY, TN  37605
                             TELEPHONE 615-282-9000


                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report for the years ended December 31, 1991 and 1990 dated February 21, 1992, except with respect to the information discussed in Note 27, as to which the date is October 21, 1992, incorporated by reference in First Tennessee National Corporation's Form 10-K for the year ended December 31, 1993, and to all references to our firm included in the registration statement.

Baylor and Backus
- -----------------
Baylor and Backus
Certified Public Accountants

Johnson City, Tennessee

August 22, 1994